Exhibit 10.15

REIMBURSEMENT AND FEE AGREEMENT

THIS REIMBURSEMENT AND FEE AGREEMENT dated as of December 17, 2010 (this “Agreement”) by and among TNP SRT SECURED HOLDINGS, LLC a Delaware limited liability company, TNP SRT SAN JACINTO, LLC, a Delaware limited liability company, and TNP SRT MORENO MARKETPLACE, LLC, a Delaware limited liability company (collectively, the “Borrower”) and AWT FAMILY LIMITED PARTNERSHIP, a California limited partnership (the “Guarantor”).

WHEREAS, the Borrower is refinancing a revolving credit facility from KeyBank National Association (the “Lender”) in the amount of up to $35,000,000 pursuant to that certain Revolving Credit Agreement dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”) by and among the Borrower and the Lender.

WHEREAS, as a condition precedent to the extension of the financial accommodations provided under the Credit Agreement, the Lender has required the Guarantor to execute a certain Guaranty (the “Guaranty”) dated on or about the date hereof in favor of the Lender pursuant to which the Guarantor has guaranteed a portion of the obligations of the Borrower under the Credit Agreement; and

WHEREAS, the parties hereto desire to formally evidence the obligation of the Borrower to reimburse the Guarantor for any payment made by the Guarantor under the Guaranty and the Borrower desires to compensate the Guarantor for the execution of the Guaranty and the incurrence by the Guarantor of the liabilities thereunder.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1. Definitions. The following terms shall have the meanings set forth below for the purposes of this Agreement:

“Other Taxes” means any stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

“Taxes” shall mean present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

Section 2. Reimbursement/Guaranty Fee.

(a) In the event the Guarantor makes any payment to the Lender pursuant to, or in respect of, the Guaranty, the Borrower shall, within two business days after the Borrower receives notice from the Guarantor that the Guarantor has made such payment, reimburse the Guarantor in an amount equal to the amount so paid by the Guarantor under the Guaranty.

(b) In consideration of, and as a fee for, providing the Guaranty, the Borrower agrees to pay the Guarantor, on the date hereof, an upfront fee (the “Upfront Fee”) of $1,000. The Upfront Fee shall not be refundable, shall be payable in immediately available funds and shall not be subject to counterclaim or set-off for, or otherwise be affected by, any claim or dispute relating to any other matter.

(c) In the event the Borrower fails to pay any amount hereunder when due, such amount shall bear interest at a rate per annum equal to the one-month London interbank offered rate published from time to time by the Wall Street Journal plus 1.50% and such amount, together with such interest, shall be payable on demand.

(d) The obligation to pay the foregoing amounts shall be (i) absolute and unconditional and shall not be subject to any offset or counterclaim of any kind whatsoever and (ii) shall be due and payable notwithstanding (A) any lack of validity or enforceability of the documents and instruments evidencing the Credit Agreement, the Guaranty or any other agreement or instrument relating thereto; (B) any change, restructuring or termination of the organizational structure or existence of the Borrower; (C) any acts of any governmental or quasi-governmental authority or regulatory body affecting the Borrower, including, but not limited to, any economic, political, regulatory or other events or any failure of any governmental or quasi-governmental authority or regulatory body to permit the Borrower to comply with the terms of this Agreement; or (D) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower.

(e) (i) All payments by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all Taxes.

(ii) In addition, the Borrower shall pay any Other Taxes due in the present or future.

(iii) The Borrower shall indemnify and hold harmless the Guarantor for the full amount of Taxes or Other Taxes paid by the Guarantor and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within five days from the date the Guarantor makes written demand therefor.

(iv) If the Borrower is required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder, then:

(1) the sum payable shall be increased as necessary so that after making all required deductions or withholdings, the Guarantor receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and

(2) the Borrower shall make such deductions or withholdings and pay the full amount deducted to the relevant taxation or other authority in accordance with applicable law.

(v) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Guarantor the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Guarantor.

(g) Simultaneously with the delivery by the Borrower to the Lender of its annual and quarterly financial statements, the Borrower shall deliver a copy of same to the Guarantor. Within thirty days after receipt by the Borrower of any notices, correspondence or other communications from the Lender, the Borrower shall provide true and correct copies of such correspondence to the Guarantor.

Section 3. Representations. The Borrower further represents to the Guarantor that:

(a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver and perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by a duly authorized officer of the Borrower, and this Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights.

(b) Compliance of Documents with Laws, etc. The execution and delivery of this Agreement and the Credit Agreement do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any government approval or violate any applicable law relating to the Borrower; or (ii) conflict with, result in a breach of or constitute a default under, the organizational documents or by-laws of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound.

Section 4. Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns (including any subsequent obligor under the Guaranty). The Guarantor may assign its rights and remedies hereunder (including the right to receive monies hereunder) to any person or entity without the consent of the Borrower; provided, however, that the Guarantor shall promptly notify the Borrower of any such assignment by the Guarantor of this Agreement. The Borrower may not assign or transfer all or any part of this Agreement or its obligations hereunder without the prior written consent of the Guarantor.

Section 5. Governing Law/Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

(b) THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL DISTRICT COURT OF THE DISTRICT OF DELAWARE OR ANY STATE COURT LOCATED DELAWARE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS HEREUNDER.

(c) EACH OF THE BORROWER AND THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 7. Notices. Notices to the Borrower shall be delivered to the address of the Borrower set forth below the signature line therefor via fax, hand delivery or overnight courier. All such notices shall be effective: (i) if faxed, upon transmittal thereof (and a fax confirmation answer-back shall be deemed conclusive evidence of such delivery), (ii) if hand delivered, when so delivered and (iii) if via courier, upon receipt by the Guarantor of confirmation of delivery from the courier.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement and Fee Agreement to be executed by their duly authorized officers as of the date first above written.

TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ Christopher S. Cameron
		Print Name:	Christopher S. Cameron
Title: CFO-SRT REIT

TNP SRT MORENO MARKETPLACE, LLC, a Delaware limited liability company

By:	TNP Secured Holdings, LLC, its sole member

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ Christopher S. Cameron
		Print Name:	Christopher S. Cameron
Title: CFO-SRT REIT

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company

By:	TNP Secured Holdings, LLC, its sole member

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

By:	/s/ Christopher S. Cameron

Print Name:	Christopher S. Cameron
Title: CFO-SRT REIT

[Signature Page to AWT Reimbursement and Fee Agreement]

Address for Notices: c/o TNP SRT Secured Holdings, LLC 1900 Main Street Suite 700 Irvine, California 92614 Fax (949) 252-0212

AWT FAMILY LIMITED PARTNERSHIP,
a California limited partnership

By:	West Coast Health Insurance Services, Inc., a California corporation, its General Partner

	By:	/s/ Anthony Thompson
Name: Anthony Thompson
Title: President

Address for Notices: c/o Thompson National Properties, LLC 1900 Main Street Suite 700 Irvine, California 92614 Fax (949) 252-0212

[Signature Page to AWT Reimbursement and Fee Agreement]